UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2006

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Convertible Senior Notes

On September 13, 2006, New Plan Excel Realty Trust, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc. (collectively, the “Initial Purchasers”) relating to the offering by the Company of $175 million aggregate principal amount of 3.70% convertible senior notes due 2026 (the “Notes”). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $25 million aggregate principal amount of the Notes to cover overallotments. On September 15, 2006, the Initial Purchasers exercised such option in full.

The closing (“Closing”) of the sale of the Notes occurred on September 19, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses, were approximately $196.0 million. The Company used approximately $50.0 million of net proceeds to repurchase shares of common stock (“Common Stock”) of the Company in a separate, but concurrent, privately negotiated transaction.  The Company intends to use the approximately $146 million of remaining net proceeds to repay outstanding borrowings under its $350 million revolving credit facility and for other general corporate purposes.

The Notes were issued under the Indenture, dated as of January 30, 2004 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as trustee (“Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 19, 2006, between the Company and the Trustee (the “First Supplemental Indenture”). The terms of the Notes were established pursuant to the First Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. A copy of the form of the Note is filed as Exhibit 4.2 hereto and is incorporated herein by reference. A copy of the Indenture was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated February 5, 2004, and is incorporated herein by reference. Additional information pertaining to the terms of the Notes is contained in Item 2.03 of this report and is incorporated herein by reference.

The Notes and the shares of Common Stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated September 19, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, to file, or have on file, a shelf registration statement providing for the resale by the holders of the Notes and the shares of Common Stock, if any, issuable upon conversion of the Notes (the “Registrable Securities”), within 90 days after the original issuance of the Notes and to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes or otherwise make available for use by selling security holders an effective shelf registration statement no later than such date. The Company also has agreed to use its reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the shares of Common Stock issuable on the conversion thereof cease to be outstanding or either (A) have been sold or otherwise transferred pursuant to an effective registration statement or (B) are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement. The Company will be required to pay liquidated damages in the form of specified additional interest to the holders of the Notes if it fails to comply with its obligations to register the Notes and the shares of Common Stock issuable upon conversion of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Company will not be required to pay liquidated damages with respect to any Note after it has been converted into shares of Common Stock. The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

On September 19, 2006, the Company sold $200 million aggregate principal amount of the Notes in a private placement in reliance on the exemption from the registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s other senior unsecured indebtedness and are effectively subordinated to the Company’s secured indebtedness and to all liabilities and preferred equity of the Company’s subsidiaries.

Certain material terms of the Notes are as follows:

Maturity. September 15, 2026.

Interest. The Notes bear interest at the rate of 3.70% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007.

Conversion Rights. Holders may convert their Notes at the applicable conversion rate (which initially shall be 30.5506 shares of Common Stock per $1,000 principal amount of Notes) prior to the close of business on the second business day immediately prior to maturity at any time on or after September 15, 2025 and also under any of the following circumstances:

(a) Conversion Upon Satisfaction of Market Price Condition. A holder may convert any of its Notes during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per share of Common Stock in effect on the applicable trading day.

(b) Conversion Upon Satisfaction of Trading Price Condition. A holder may convert any of its Notes during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the closing sale price of Common Stock multiplied by the applicable conversion rate.

(c) Conversion Upon Notice of Redemption. A holder may convert any of the Notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the Notes are not otherwise convertible at such time.

(d) Conversion if Common Stock Is Not Listed. A holder may convert any of its Notes if the Common Stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

(e) Conversion Upon Specified Transactions. A holder may convert any of its Notes if the Company engages in certain specified corporate transactions, including a change in control (as defined in the Notes). Holders converting Notes in connection with certain change in control transactions occurring prior to September 20, 2011 may be entitled to receive additional shares of Common Stock as a “make whole premium.”

Redemption. Prior to September 20, 2011, the Notes will not be redeemable at the Company’s option, except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. On or after September 20, 2011, the Company may redeem all or a portion of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date.

Purchase at Option of Holders. Holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) on the Notes on September 20, 2011, September 15, 2016 and September 15, 2021, or after the occurrence of a change in control occurring prior to September 20, 2011.

Default. Subject to the terms of the Indenture and the Notes, upon certain events of default, including, but not limited to, bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, the principal and accrued and unpaid interest on the outstanding notes will automatically become due and payable.

The forgoing description of the terms of the Notes is qualified in its entirety by reference to the copy of the First Supplemental Indenture and the form of the Note filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

Convertible Senior Notes

On September 13, 2006, the Company entered into the Purchase Agreement to offer and sell $175 million aggregate principal amount of the Notes to the Initial Purchasers. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $25 million aggregate principal amount of the Notes to cover overallotments. On September 15, 2006, the Initial Purchasers exercised such option in full. On September 19, 2006, the Company closed the sale of $200 million aggregate principal amount of the Notes. Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial

Purchasers for the Notes was 98.125% of the principal amount thereof, resulting in aggregate discounts and commissions of $3.75 million in connection with the sale of the Notes.

Additional information pertaining to the Notes and the shares of Common Stock issuable upon conversion of the Notes is contained in Item 2.03 of this report and is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.    Financial Statements and Exhibits.

(a)            Not applicable.

(b)           Not applicable.

(c)  Not applicable.

(d)  Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of September 19, 2006, between the Company and the Trustee.

4.2	Form of 3.70% Convertible Senior Note due 2026 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto).

4.3

Registration Rights Agreement, dated as of September 19, 2006, among the Company and the Initial Purchasers named in Schedule A to the Purchase Agreement, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as representatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: September 19, 2006	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of September 19, 2006, between the Company and the Trustee.

4.2	Form of 3.70% Convertible Senior Note due 2026 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto).

4.3

Registration Rights Agreement, dated as of September 19, 2006, among the Company and the Initial Purchasers named in Schedule A to the Purchase Agreement, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as representatives.